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                                                                    EXHIBIT 99.1

                                KPMG LETTERHEAD

May 12, 2000


Mr. Allan Frank


Vice President Finance

Vast Solutions, Inc.
14131 Midway Road
Suite 500
Addison, Texas 75001


     We consent to the use of the terminology "independent third-party appraiser" in reference to KPMG as the appraisers of the in-process research and development acquired in the Silverlake transaction. This terminology is to be included in Amendment No. 2 to the Vast Solutions, Inc. S-1.


                                          /s/ KPMG LLP

Dallas, Texas